Exhibit 10.91.2

AMENDMENT TO
U.S. Facilities, Inc.
Stockholders’ Agreement

THIS AMENDMENT is to the STOCKHOLDERS’ AGREEMENT (the “Agreement”) dated as of the 31st day of May, 2000 by and among U.S. Facilities, Inc., A Delaware corporation (the “Company”) and those persons whose names and addresses are listed on Schedule A attached to the Agreement (each a “Stockholder” and collectively, the “Stockholders.”)

RECITALS
WHEREAS, Section 2.6, the Push-Pull Provision of the Agreement,  gives Stockholders who own forty percent (40%) of the issued and outstanding securities of the Company the power to compel all Stockholders of the Company to dispose of their interest in the Company in accordance with the terms and conditions of the Agreement; and

WHEREAS, the Stockholders and the Company believe it is in their common interest to amend the Agreement by deleting Section 2.6 of the Agreement.

NOW THEREFORE, the Company and the Stockholders, in consideration of the foregoing and intending to be legally bound hereby agree as follows:

1.	Section 2.6 of the Agreement is hereby deleted in its entirety.
2.	Section 2.7 of the Agreement is hereby amended to delete the reference to Section 2.6, with the balance of Section 2.7 remaining in full force and effect; and
3.
Except as specifically set forth in this AMENDMENT, the terms and conditions of the Agreement shall remain unchanged and in full force and effect; provided that each reference to the Agreement shall hereinafter refer to the Agreement as amended by this AMENDMENT.

IN WITNESS WHEREOF, this AMENDMENT has been executed by and between each of the parties hereto as of the date first above written.

U.S. FACILITIES, INC.	/s/ James Dobrowolski
By: /s/ James Dobrowolski	James C. Dobrowolski
Title: President and CEO

PRWT Services, Inc.	/s/ Thomas A. Leonard
Thomas A. Leonard

By: /s/ Harold T. Epps	/s/ Ernest Agresto
Title	Ernest J. Agresto